                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)

                               ----------------

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   95-4655078
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                101 CALIFORNIA STREET, SAN FRANCISCO, CALIFORNIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     94111
                                   (ZIP CODE)

                               ----------------

                                 MATTEL, INC..
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   95-1567322
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           333 CONTINENTAL BOULEVARD
                             EL SEGUNDO, CALIFORNIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   90245-5012
                                   (ZIP CODE)

                               ----------------

                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION.

  Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington, D.C.
    Board of Governors of the Federal Reserve System, Washington, D.C. .

    (b) Whether it is authorized to exercise corporate trust powers.

    Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

  If the Obligor is an affiliate of the trustee, describe each such affiliation.

  None.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES

    (a) Title of the securities outstanding under each such other indenture:

    $210,500,000 Series A Medium Term Notes issued under Indenture dated as of 8/1/94
    $290,000,000 Series B Medium Term Notes issued under Indenture dated as of 2/15/96
    $70,000,000 Series C Medium Term Notes issued under Indenture dated as of 2/15/96
    $150,000,000 6% Notes due 7/15/2003 and $150,000,000 6 1/8% Notes due
    7/15/2005 issued under Indenture dated as of 2/15/96
    $100,000,000 6 3/4% Notes due 5/15/2000 issued under Indenture dated as of 1993

    (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

  The Trustee is not deemed to have a conflicting interest within the meaning of Section 310 (b) (1) of the Act because (i) the indenture securities referenced in (a) above (the "Prior Securities") are not in default and (ii) proviso (i) under 310 (b) (1) is applicable and excludes the operations of 310
(b) (1) as the indenture to be qualified and the indenture entered into in connection with the Prior Securities (the "Prior Indenture") are wholly unsecured and rank equally and the Prior Indenture is specifically described in the indenture to be qualified.

ITEM 16. LIST OF EXHIBITS.

  List below all exhibits filed as part of this statement of eligibility.

  Exhibit 1. Articles of Association of the Trustee as Now in Effect (see
             Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

  Exhibit 2. Certificate of Authority of the Trustee to Commence Business
             (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

  Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust powers
             (contained in Exhibit 2).

  Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

  Exhibit 5. Not Applicable

  Exhibit 6. The consent of the Trustee required by Section 321 (b) of the
             Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

  Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

  Exhibit 8. Not Applicable

  Exhibit 9. Not Applicable

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 23d day of November, 1998.

                                          CHASE MANHATTAN BANK AND TRUST
                                           COMPANY, NATIONAL ASSOCIATION


                                          By        /s/ PAULA OSWALD
                                             ----------------------------------
                                                        Paula Oswald
                                                  Assistant Vice President

                                                                      EXHIBIT 7

                      REPORT OF CONDITION OF THE TRUSTEE

           CONSOLIDATED REPORT OF CONDITION OF CHASE MANHATTAN BANK
                            AND TRUST COMPANY, N.A.

       LOCATED AT 1800 CENTURY PARK EAST, STE. 400 LOS ANGELES, CA 94111

                 AS OF CLOSE OF BUSINESS ON SEPTEMBER 30, 1998
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                  SEPTEMBER 30,
                                                                      1998
                             ASSETS                               -------------
                             ------
  1.  Cash and balances due from
      a. Noninterest-bearing balances and currency and coin (1,
       2)......................................................         911
      b. Interest bearing balances (3).........................           0
  2.  Securities
      a. Held-to-maturity securities (from Schedule RC-B,
       column A)...............................................           0
      b. Available-for-sale securities (from Schedule RC-B,
       column D)...............................................       1,080
  3.  Federal Funds sold (4) and securities purchased agree-
       ments to resell.........................................      47,620
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from
         Schedule RC-C)........................................          11
      b. LESS: Allowance for loan and lease losses.............           0
      c. LESS: Allocated transfer risk reserve.................           0
      d. Loans and leases, net of unearned income, allowance,
         and reserve (item 4.a minus 4.b and 4.c)..............          11
  5.  Trading assets...........................................           0
  6.  Premises and fixed assets (including capitalized
       leases).................................................         350
  7.  Other real estate owned (from Schedule RC-M).............           0
  8.  Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)..........................           0
  9.  Customers liability to this bank on acceptances outstand-
       ing.....................................................           0
 10.  Intangible assets (from Schedule RC-M)...................       1,470
 11.  Other assets (from Schedule RC-F)........................       3,288
 12.a TOTAL ASSETS.............................................      54,730
      b. Losses deferred pursuant to 12 U.S.C. 1823(j).........           0
      c. Total assets and losses deferred pursuant to 12 U.S.C.
         1823(j) (sum of items 12.a and 12.b)..................      54,730

--------
(1) includes cash items in process of collection and unposted debits.

(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b

(3) includes time certificates of deposit not held for trading.

(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

                              LIABILITIES
                              -----------
 13. Deposits:
     a. In domestic offices (sum of totals of columns A and C from
        Schedule RC-E)................................................   24,839
     (1) Noninterest-bearing..........................................    6,558
     (2) Interest-bearing.............................................   18,281
     b. In foreign offices, Edge and Agreement subsidiaries, and IBF'
     (1) Noninterest-bearing..........................................
     (2) Interest-bearing.............................................
 14. Federal funds purchased (2) and securities sold under agreements
      to repurchase...................................................        0
 15. a. Demand notes issued to the U.S. Treasury......................        0
     b. Trading liabilities...........................................        0
 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less.................        0
     b. With a remaining maturity of more than one year through three
        years.........................................................        0
     c. With a remaining maturity of more than three years............        0
 17. Not applicable...................................................
 18. Bank's liability on acceptances executed and outstanding.........        0
 19. Subordinated notes and Debentures(3).............................        0
 20. Other liabilities (from Schedule RC-G)...........................    5,033
 21. Total liabilities (sum of items 13 through 20)...................   29,872
 22. Not applicable...................................................

                             EQUITY CAPITAL
                             --------------

 23. Perpetual preferred stock and related surplus....................        0
 24. Common stock--...................................................      600
 25. Surplus (exclude all surplus related to preferred stock).........   12,590
 26. a. Undivided profits and capital reserves........................   11,667
     b. Net unrealized holding gains (losses) on available-for-sale
        securities....................................................        1
 27. Cumulative foreign currency translation adjustments
 28. a. Total equity capital (sum of items 23 through 27).............   24,858
     b. Losses deferred pursuant to 12 U.S.C. 1823(j).................        0
     c. Total equity capital and losses deferred pursuant to 12 U.S.C.
         1823(j) (sum of items 28.a and 28.b).........................   24,858
 29. Total liabilities, equity capital, and losses deferred pursuant
      to 12 U.S.C. 1823(j) (sum of items 21 and 28.c).................   54,730